Exhibit 99.1

NITROMED, INC.

45 HAYDEN AVENUE, SUITE 3000

LEXINGTON, MA  02421

t. 781.266.4000

f. 781.274.8080

www.nitromed.com

James G. Ham Resigns from NitroMed

— Kenneth M. Bate Appointed Interim Chief Financial Officer —

— NitroMed Regains Compliance with NASDAQ Minimum Bid Price Requirement —

LEXINGTON, MA — (March 28, 2008) — NitroMed, Inc. (NASDAQ: NTMD) reported today that James G. Ham has resigned as NitroMed’s Vice President, Chief Financial Officer, Treasurer and Secretary, effective April 11, 2008.  Mr. Ham is leaving to become chief financial officer at a privately held biotechnology company.

NitroMed’s board of directors appointed Kenneth M. Bate, the company’s President and Chief Executive Officer, to also serve as interim Chief Financial Officer.  Mr. Bate previously served as NitroMed’s Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary from March 2006 until his appointment as NitroMed’s President and Chief Executive Officer in January 2007.

NitroMed also said today that on March 27, 2008 The NASDAQ Stock Market’s Listing Qualifications Department notified the company that the bid price of NitroMed’s common stock closed at $1.00 or greater for at least 10 consecutive business days.  Accordingly, NitroMed regained compliance with The Nasdaq Stock Market Marketplace Rule 4450(a)(5), which is generally known as the minimum bid price rule.

About NitroMed, Inc.

NitroMed of Lexington, Massachusetts is the maker of BiDil® (isosorbide dinitrate/hydralazine hydrochloride), an orally administered medicine available in the United States for the treatment of heart failure in self-identified black patients.  In this population, BiDil is indicated for the treatment of heart failure as an adjunct to current standard therapy, to improve survival, prolong time to hospitalization for heart failure and improve patient-reported functional status. There is little experience in patients with New York Heart Association (NYHA) class IV heart failure. Most patients in the clinical trial supporting effectiveness, referred to as A-HeFT, received, in addition to BiDil or placebo, a loop diuretic, an angiotensin converting enzyme inhibitor or an angiotensin II receptor blocker, and a beta blocker, and many also received a cardiac glycoside or an aldosterone antagonist.

Forward Looking Statements
Statements in this press release about future expectations, plans and prospects for NitroMed constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks related to events or developments affecting NitroMed’s share price in the near term that may affect its ability to maintain the minimum bid price requirement, including many factors outside of NitroMed’s control;

NitroMed’s ability to maintain compliance with other listing requirements, which could result in delisting even if NitroMed maintains compliance with the minimum bid price rule; and other important risks relating to NitroMed’s business, prospects, financial condition and results of operations that are discussed in the section titled “Risk Factors” in NitroMed’s Annual Report on Form 10-K for the year ended December 31, 2007, which has been filed with the Securities and Exchange Commission (“SEC”), and in the other filings that NitroMed makes with the SEC from time to time.

The forward-looking statements included in this press release represent NitroMed’s views as of the date of this release.  NitroMed anticipates that subsequent events and developments will cause the company’s views to change.  However, while NitroMed may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing NitroMed’s views as of any date subsequent to the date of this release.

Contact:
Jane A. Kramer
P: 781.266.4220
C: 781.640.8499
Source: NitroMed, Inc.
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